Exhibit 10.5

EXECUTION COPY

CANADIAN SECURITY AGREEMENT

THIS CANADIAN SECURITY AGREEMENT (this “Security Agreement”) dated as of October 4, 2004, among, JOSTENS CANADA LTD., a Manitoba corporation (the “Canadian Borrower”), together with each other Person who from time to time is required to become a party hereto pursuant to Section 9.11 of the Credit Agreement referenced below (each a “Guarantor” and, collectively, the “Guarantors”; the Canadian Borrower and the Guarantors are referred to collectively as the “Grantors”) and CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) for the lenders (“Lenders”) from time to time party to the Credit Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JOSTENS IH CORP., a Delaware corporation (the “Borrower”; the Canadian Borrower and the Borrower are referred to collectively as the “Borrowers”), the Canadian Borrower, JOSTENS SECONDARY HOLDINGS CORP., a Delaware Corporation, the Lenders, CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and the Canadian Administrative Agent.

W I T N E S S E T H:

WHEREAS, (a) pursuant to the Credit Agreement, the Canadian Lenders have severally agreed to make Loans to the Canadian Borrower and the Canadian Letter of Credit Issuer has agreed to issue Canadian Letters of Credit for the account of the Canadian Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Canadian Borrower;

WHEREAS, pursuant to the Canadian Guarantee (the “Canadian Guarantee”) dated as of the date hereof, the Borrower and each Guarantor has unconditionally and irrevocably guaranteed to the Canadian Administrative Agent, for the ratable benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each Guarantor is a Subsidiary of the Canadian Borrower;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Canadian Lenders and the Canadian Letter of Credit Issuer to make their respective Extensions of Credit to the Canadian Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Canadian Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Canadian Administrative Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Canadian Lenders and the Canadian Letter of Credit Issuer to make their respective Extensions of Credit to the Canadian Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Canadian Borrower, the Grantors hereby agree with the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.  Defined Terms.

(a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the terms “Goods”, “Security”, “Accession”, “Money”, “financing statement” and “financing change statement” whenever used herein shall be interpreted in accordance with their respective meanings when used in the Personal Property Security Act (Ontario), as amended from time to time (the “PPSA”).  The term “Goods” when used herein shall not include “consumer goods” of the Grantors as that term is defined in the PPSA.

(b)  The following terms shall have the following meanings:

“Accounts” shall mean all “accounts” as such term is defined in the PPSA.

“Administrative Agent” shall have the meaning assigned to such term in the recitals hereto.

“Canadian Administrative Agent” shall have the meaning assigned to such term in the recitals hereto.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in the PPSA.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Account” shall mean any collateral account established by the Canadian Administrative Agent as provided in subsection 5.1.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 1.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all copyright rights in any work subject to the copyright laws of Canada, the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in Canada, the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the Canadian Intellectual Property Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Documents of Title” shall mean all “documents of title,” as such term is defined in the PPSA.

“Equipment” shall mean all “equipment,” as such term is defined in the PPSA, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding Equipment to the extent it is subject to a Permitted Lien and the terms of the Indebtedness secured by such Permitted Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Permitted Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such Equipment.

“Grantors” shall have the meaning assigned to such term in the recitals hereto.

“Guarantors” shall mean each Grantor other than the Canadian Borrower.

“Industrial Designs” shall mean all industrial designs, design patents and other designs that Grantors now or hereafter own or use, including, without limitation (i) all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications that have been or shall be made or filed in the Canadian Industrial Design Office or any similar office in any country in the world and all records thereof and all reissues, extensions or renewals thereof; (ii) ,the Industrial Designs listed on Schedule 7, and (iii) all common law and other rights in the above.

“Industrial Design License” shall mean any written agreement , including, without limitation those listed on Schedule 8, now or hereafter in effect, granting any right to any third party under any industrial design now or hereafter owned by any Grantor (including all Industrial Designs) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any industrial design now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Instruments” shall mean all “instruments,” as such term is defined in the PPSA.

“Intangibles” shall mean all “intangibles” as such term is defined in the PPSA and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks, the Industrial Designs and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Inventory” shall mean all “inventory,” as such term is defined in the PPSA.

“License” shall mean any Patent License, Trademark License, Copyright License, Industrial Design License or other license or sublicense to which any Grantor is a party.

“Obligations” shall mean the collective reference to (i) the due and punctual payment required to be made by the Canadian Borrower of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Canadian Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrower or any other Grantor to any of the Secured Parties under the Credit Agreement and the other Credit Documents, including, without limitation, the Canadian Guarantee, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Grantor under or pursuant to this Security Agreement or the other Credit Documents, including, without limitation the Canadian Guarantee, (iv) the due and punctual payment and performance of all obligations of each Grantor under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations of the Canadian Borrower or any Grantor in respect of overdrafts and related liabilities owed to the Canadian Administrative Agent or its affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule 3.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of Canada, the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of Canada, the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.

“Proceeds” shall mean all “proceeds” as such term is defined in the PPSA and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Canadian Administrative Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by  any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License, (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License, and (v) past, present or future infringement of any Industrial Design now or hereafter owned by any Grantor, and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean any of the following to whom an Obligation is outstanding (i) the Lenders, (ii) the Letter of Credit Issuers, (iii) the Swingline Lender, (iv) the Administrative Agent, (v) the Canadian Administrative Agent, (vi) the other Agents, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Credit Document, and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

“Securities” shall mean all “securities” as such term is defined in the PPSA (whether certificated or uncertificated) of any Grantor, whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Security is not prohibited by any contract, agreement, instrument or indenture governing such Security without the consent of any other party thereto, would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 2.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 5.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or any similar offices in any Province of Canada, State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 6 hereto.

“Unfunded Advances/Participations” shall mean (a) with respect to the Canadian Administrative Agent, the aggregate amount, if any (i) made available to the Canadian Borrower on the assumption that each Lender has made its pro rata share of the applicable Borrowing available to the Canadian Administrative Agent as contemplated by Section 2.4(b) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been made available to the Canadian Administrative Agent, by any such Lender and (b) with respect to the Canadian Letter of Credit Issuer, the aggregate amount, if any, of unreimbursed payments under any Letter of Credit made by such Letter of Credit Issuer that shall not have been reimbursed by the Canadian Borrower pursuant to Section 3.4(a) of the Credit Agreement, or repaid for the account of such Letter of Credit Issuer by the applicable L/C Participants pursuant to Section 3.3(e) of the Credit Agreement.

(c)  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection and Schedule references are to this Security Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(f)  References to “Lenders” in this Security Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Canadian Borrower.

2.  Grant of Security Interest.

(a)  Each Grantor hereby bargains, sells, conveys, sets over, mortgages, pledges, hypothecates and transfers to the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)  all Accounts;

(ii)  all cash;

(iii)  all Chattel Paper;

(iv)  all Documents of Title;

(v)  all Equipment;

(vi)  all Goods

(vii)  all Intangibles;

(viii)  all Instruments;

(ix)  all Intellectual Property;

(x)  all Inventory;

(xi)  all Securities;

(xii)  all books and records pertaining to the Collateral; and

(xiii)  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding the foregoing, (i) the Collateral shall not include shares in the capital stock of an unlimited liability company, (ii) the Collateral shall not include the last day of the term of any lease or agreement therefore but upon the enforcement of the security interest granted hereby in the Collateral, the applicable Grantor shall stand possessed of such last day in trust to assign the same to any Person acquiring such term, and (iii) each Grantor’s grant of security in trademarks (as defined in the Trademarks Act (Canada)) under this Security Agreement shall be limited to a grant by such Grantor of a security interest in all of such Grantor’s right, title and interest in such trademarks.

(b)  Each Grantor hereby irrevocably authorizes the Canadian Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and any financing change statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by the PPSA or any other personal property security legislation for the filing of any financing statement, financing change statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Such financing statements and financing change statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor agrees to provide such information to the Canadian Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Canadian Administrative Agent to file in any relevant jurisdiction any financing statements, financing change statements or amendments thereto if filed prior to the date hereof.

The Canadian Administrative Agent is further authorized to file with the United States Patent and Trademark Office, United States Copyright Office, or the Canadian Intellectual Property Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Canadian Administrative Agent as secured party.

The Security Interests are granted as security only and shall not subject the Canadian Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c)  Notwithstanding anything to the contrary in this Security Agreement, the liability of any Grantor in respect of the Obligations of the Canadian Borrower shall not exceed the amount provided for in the Canadian Guarantee.

3.  Representations And Warranties.

Each Grantor hereby represents and warrants to the Canadian Administrative Agent and each Secured Party that:

3.1.  Title; No Other Liens.  Except for the Security Interest granted to the Canadian Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement, the Liens permitted by the Credit Agreement and any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor has rights to each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement, financing change statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Security Agreement or are permitted by the Credit Agreement.

3.2.  Perfected First Priority Liens.   (a)  Subject to the limitations set forth in clause (b) of this subsection 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute legal and valid perfected Security Interests in the Collateral in favor of the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the filing of all financing statements naming each Grantor as “debtor” and the Canadian Administrative Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) delivery of all Instruments, Chattel Paper and certificated Securities, and (C) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction (as specified in the Perfection Certificate (as such information is updated pursuant to Section 9.1(d) of the Credit Agreement)) of an application requesting the notation of the Security Interest created hereunder on such certificate of title and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(b)  Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Securities) by any means other than by (i) filings pursuant to the PPSA, (ii) filings with other appropriate authorities in the relevant jurisdictions, (iii) filings approved by government offices with respect to Intellectual Property, or (iv) in the case of Collateral that constitutes tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Instruments, possession by the Canadian Administrative Agent.

(c)  It is understood and agreed that the Security Interests in cash and Accounts created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4.  Covenants.

Each Grantor hereby covenants and agrees with the Canadian Administrative Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding:

4.1.  Maintenance of Perfected Security Interest; Further Documentation.

(a)  Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in subsection 3.2 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to subsection 3.2(b).

(b)  Such Grantor will furnish to the Canadian Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Canadian Administrative Agent may reasonably request.  In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Canadian Administrative Agent (i) copies of all such certificates of title issued during such calendar quarter with the notation thereon of the Canadian Administrative Agent’s Security Interest (if any) created hereunder in the items of Equipment covered hereby, and (ii) a written supplement hereto substantially in the form of Annex 2 hereto with respect to any additional Copyrights, Copyright Licenses, Industrial Designs, Industrial Design Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

(c)  Subject to clause (d) below and subsection 3.2(b), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, financing change statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, financing change statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Canadian Administrative Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Canadian Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements or financing change statements under the PPSA and any other applicable personal property security legislation in any other jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor.

(d)  Notwithstanding anything in this subsection 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Canadian Borrower that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this subsection 4.1.

4.2.  Changes in Locations, Name, etc.  Each Grantor will furnish to the Canadian Administrative Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or corporate structure or (v) in its organizational identification number (if any).  Each Grantor agrees promptly to provide the Canadian Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the PPSA, any other personal property security legislation or otherwise that are required in order for the Canadian Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral having at least the priority described in subsection 3.2.  Each Grantor also agrees promptly to notify the Canadian Administrative Agent if any material portion of the Collateral is damaged or destroyed.

4.3.  Notices.  Each Grantor will advise the Canadian Administrative Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Canadian Administrative Agent to exercise any of its remedies hereunder.

4.4.  Special Covenants with Respect to Equipment.  (a)  Each Grantor shall, promptly after the acquisition by such Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a Security Interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the Security Interest created hereunder on such certificate of title.

(b)  Upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of such Equipment shall be paid to and applied by the Canadian Administrative Agent as specified in subsection 5.4 hereof.

(c)  At the Canadian Administrative Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Canadian Administrative Agent the certificates of title covering each item of Equipment the perfection of which is governed by the notation on the certificate of title of the Canadian Administrative Agent’s Security Interest created hereunder.

5.  Remedial Provisions.

5.1.  Certain Matters Relating to Accounts.   (a)  At any time after the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Canadian Administrative Agent may require in connection with such test verifications.  The Canadian Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)  The Canadian Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Canadian Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Canadian Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Canadian Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Canadian Administrative Agent, subject to withdrawal by the Canadian Administrative Agent for the account of the Secured Parties only as provided in subsection 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Canadian Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)  At the Canadian Administrative Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Canadian Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d)  Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Canadian Administrative Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuance of such Event of Default.

5.2.  Communications with Obligors; Grantors Remain Liable.   (a)  The Canadian Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Canadian Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.  The Canadian Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)  Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Canadian Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Canadian Administrative Agent.

(c)  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Canadian Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Canadian Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Canadian Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3.  Proceeds to be Turned Over To Canadian Administrative Agent.  In addition to the rights of the Canadian Administrative Agent and the Secured Parties specified in subsection 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Canadian Administrative Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Canadian Administrative Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, cheques and other near-cash items shall be held by such Grantor in trust for the Canadian Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the

Canadian Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Canadian Administrative Agent, if required).  All Proceeds received by the Canadian Administrative Agent hereunder shall be held by the Canadian Administrative Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Canadian Administrative Agent.  All Proceeds while held by the Canadian Administrative Agent in a Collateral Account (or by such Grantor in trust for the Canadian Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.4.

5.4.  Application of Proceeds.  The Canadian Administrative Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i)  first, to the payment of all reasonable and documented costs and expenses incurred by the Canadian Administrative Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Canadian Administrative Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)  second, to the payment in full of the Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Canadian Administrative Agent and the Canadian Letter of Credit Issuer pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any distribution);

(iii)  third, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iv)  fourth, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Canadian Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Canadian Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Canadian Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

5.5.  PPSA and Other Remedies.  If an Event of Default shall occur and be continuing, the Canadian Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the PPSA or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Canadian Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Canadian Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Canadian Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Canadian Administrative Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Canadian Administrative Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to subsection 5.4(i), and (y) the ratable satisfaction of the Obligations in accordance with subsection 5.4(ii) pay the purchase price by crediting the amount thereof against the Obligations.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Canadian Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Canadian Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby waives any claim against the Canadian Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Canadian Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Canadian Administrative Agent’s request, to assemble the Collateral and make it available to the Canadian Administrative Agent at places which the Canadian Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Canadian Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.5 in accordance with the provisions of subsection 5.4.

5.6.  Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Canadian Administrative Agent or any Secured Party to collect such deficiency.

5.7.  Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Canadian Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Canadian Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Canadian Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Canadian Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Canadian Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Canadian Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Canadian Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Canadian Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto.  When making any demand hereunder against any Grantor, the Canadian Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or grantor, and any failure by the Canadian Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or grantor or any release of the Borrower or any Grantor or grantor shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Canadian Administrative Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8.  Appointment of Receiver.  The Canadian Administrative Agent may appoint, remove and reappoint any Person or Persons, including an employee or agent of the Canadian Administrative Agent to be a receiver (the “Receiver”) which term shall include a receiver and manager of, or agent for, all or any part of the Collateral.  Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Grantors and not of the Canadian Administrative Agent or any other Secured Party, and the Canadian Administrative Agent and other Secured Parties shall not in any way be responsible for any misconduct, negligence or nonfeasance of such Receiver, its employees or agents.  Except as otherwise directed by the Canadian Administrative Agent, all money received by such Receiver shall be received in trust for and paid to the Canadian Administrative Agent.  Such Receiver shall have all of the powers and rights of the Canadian Administrative Agent described in this Section l or as otherwise provided under the PPSA or the Bankruptcy and Insolvency Act (Canada) (“BIA”).  The Canadian Administrative Agent may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

Grantors shall pay all costs, charges and expenses incurred by the Canadian Administrative Agent or any Receiver or any nominee or agent of the Canadian Administrative Agent, whether directly or for services rendered (including, without limitation, solicitor’s costs on a solicitor and its own client basis, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Security Agreement or any of the other Credit Documents and in enforcing the Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby or pursuant to any applicable law shall be a charge on the proceeds of realization and shall be secured hereby.

6.  The Canadian Administrative Agent.

6.1.  Canadian Administrative Agent’s Appointment as Attorney-in-Fact, etc.       (a)  Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during occurrence of an Event of Default, the Canadian Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Canadian Administrative Agent the power and right, on behalf of such Grantor, either in the Canadian Administrative Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Canadian Administrative Agent of its intent to do so:

(i)  take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Administrative Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii)  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Canadian Administrative Agent may request to evidence the Canadian Administrative Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

(iii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)  execute, in connection with any sale provided for in subsection 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)  obtain and adjust insurance required to be maintained by such Grantor or paid to the Canadian Administrative Agent pursuant to subsection 4.4;

(vi)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Canadian Administrative Agent or as the Canadian Administrative Agent shall direct;

(vii)  ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)  sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)  commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)  defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)  settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Canadian Administrative Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)  assign any Copyright, Industrial Design, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Industrial Design, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Canadian Administrative Agent shall in its sole discretion determine; and

(xiii)  generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Canadian Administrative Agent were the absolute owner thereof for all purposes, and do, at the Canadian Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Canadian Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Canadian Administrative Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection 6.l(a) to the contrary notwithstanding, the Canadian Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)  If any Grantor fails to perform or comply with any of its agreements contained herein, the Canadian Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)  The expenses of the Canadian Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Canadian Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Canadian Administrative Agent on demand.

(d)  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2.  Duty of Canadian Administrative Agent.  The Canadian Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Canadian Administrative Agent deals with similar property for its own account.  The Canadian Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Canadian Administrative Agent accords its own property.  Neither the Canadian Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Canadian Administrative Agent and the Secured Parties hereunder are solely to protect the Canadian Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Canadian Administrative Agent or any Secured Party to exercise any such powers.  The Canadian Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3.  Authority of Canadian Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Canadian Administrative Agent under this Security Agreement with respect to any action taken by the Canadian Administrative Agent or the exercise or non-exercise by the Canadian Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Canadian Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Administrative Agent and the Grantors, the Canadian Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4.  Security Interest Absolute.  All rights of the Canadian Administrative Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5.  Continuing Security Interest; Assignments Under the Credit Agreement; Release.  (a)  This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and permitted assigns thereof in accordance with the terms of the Credit Agreement and shall inure to the benefit of the Canadian Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(b)  Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(c)  In connection with any termination or release pursuant to paragraph (a) or (b), the Canadian Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this subsection 6.5 shall be without recourse to or warranty by the Canadian Administrative Agent.

6.6.  Reinstatement.  This Security Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Canadian Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrowers or any other Credit Party, or upon or as a result of the appointment of a receiver, interim receiver, receiver and manager, intervenor or conservator of, or trustee or similar officer for, any of the Borrowers or any other Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.  Canadian Administrative Agent As Agent.

(a)  Credit Suisse First Boston Toronto Branch has been appointed to act as Canadian Administrative Agent under the Credit Agreement by the Canadian Lenders and, by their acceptance of the benefits hereof, the other Secured Parties.  The Canadian Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement, the Canadian Guarantee and the Credit Agreement, provided that the Canadian Administrative Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders.  In furtherance of the foregoing provisions of this subsection 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder or to appoint a Receiver, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Canadian Administrative Agent for the ratable benefit of the Canadian Lenders and Secured Parties in accordance with the terms of this subsection 7(a).

(b)  The Canadian Administrative Agent shall at all times be the same Person that is the Canadian Administrative Agent under the Credit Agreement. Written notice of resignation by the Canadian Administrative Agent pursuant to subsection 12.9 of the Credit Agreement shall also constitute notice of resignation as Canadian

Administrative Agent under this Security Agreement; removal of the Canadian Administrative Agent shall also constitute removal as Canadian Administrative Agent under this Security Agreement; and appointment of a successor Canadian Administrative Agent pursuant to subsection 12.9 of the Credit Agreement shall also constitute appointment of a successor Canadian Administrative Agent under this Security Agreement.  Upon the acceptance of any appointment as Canadian Administrative Agent under subsection 12.9 of the Credit Agreement by a successor Canadian Administrative Agent, that successor Canadian Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Canadian Administrative Agent under this Security Agreement, and the retiring or removed Canadian Administrative Agent under this Security Agreement shall promptly (i) transfer to such successor Canadian Administrative Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Canadian Administrative Agent under this Security Agreement, and (ii) execute and deliver to such successor Canadian Administrative Agent or otherwise authorize the filing of such amendments to financing statements and financing change statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Canadian Administrative Agent of the Security Interests created hereunder, whereupon such retiring or removed Canadian Administrative Agent shall be discharged from its duties and obligations under this Security Agreement.  After any retiring or removed Canadian Administrative Agent’s resignation or removal hereunder as Canadian Administrative Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Canadian Administrative Agent hereunder.

(c)  The Canadian Administrative Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Hedge Agreement the obligations under which constitute Obligations, until it shall have received written notice in form and substance satisfactory to the Canadian Administrative Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Hedge Agreement.

8.  Miscellaneous.

8.1.  Amendments in Writing.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Canadian Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

8.2.  Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Canadian Borrower at the Canadian Borrower’s address set forth in Section 13.2 of the Credit Agreement.

8.3.  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Canadian Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to subsection 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Canadian Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Canadian Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Canadian Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.  Enforcement Expenses; Indemnification.   (a)  Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b)  Each Grantor agrees to pay, and to save the Canadian Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other transfer taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c)  Each Grantor agrees to pay, and to save the Canadian Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Canadian Borrower would be required to do so pursuant to subsection 12.7 of the Credit Agreement.

(d)  Any amount payable as provided under this Section 8.4 shall be additional Obligations secured hereby and by the other Security Documents, shall be payable upon demand and shall bear interest at the rate specified in subsection 6.1(c).  The agreements in this subsection 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5.  Successors and Assigns.  The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Canadian Administrative Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6.  Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Canadian Administrative Agent and the Canadian Borrower.

8.7.  Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8.  Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9.  Integration.  This Security Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Canadian Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10.  GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE OF ONTARIO.

8.11.  Submission To Jurisdiction Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in subsection 8.2 or at such other address of which the Canadian Administrative Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right of the Canadian Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Canadian Administrative Agent or any Secured Party to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 8.11 any special, exemplary, punitive or consequential damages.

8.12.  Acknowledgments.  Each Grantor hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b)  neither the Canadian Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Canadian Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13.  Additional Grantors.  Each Subsidiary of the Canadian Borrower that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Annex 1 hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14.  WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

JOSTENS CANADA LTD.

By	/s/ Michael Bailey
Name: Michael Bailey
Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, AS CANADIAN ADMINISTRATIVE AGENT

By	/s/ Peter Chauvin
Name: Peter Chauvin
Title: Vice President

By	/s/ Alain Daoust
Name: Alain Daoust
Title: Director

SCHEDULE 1 TO THE

CANADIAN SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE 2 TO THE

CANADIAN SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE 3 TO THE

CANADIAN SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE 4 TO THE

CANADIAN SECURITY AGREEMENT

PATENTS

SCHEDULE 5 TO THE

CANADIAN SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE 6 TO THE

CANADIAN SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

SCHEDULE 7 TO THE

CANADIAN SECURITY AGREEMENT

INDUSTRIAL DESIGNS

SCHEDULE 8 TO THE

CANADIAN SECURITY AGREEMENT

INDUSTRIAL DESIGN LICENSES

ANNEX 1 TO THE

CANADIAN SECURITY AGREEMENT

SUPPLEMENT NO. [  ] dated as of [             ], to the Security Agreement (the “Canadian Security Agreement”) dated as of October 4, 2004, among, JOSTENS CANADA LTD., (the “Canadian Borrower”), together with each other Person who from time to time is required to become a party hereto pursuant to Section 9.11 of the Credit Agreement referenced below (each a “Guarantor” and, collectively, the “Guarantors”; the Canadian Borrower and the Guarantors are referred to collectively as the “Grantors”), and CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) for the lenders (“Lenders”) from time to time party to the Credit Agreement referred to below.

A.  Reference is made to (a) Credit Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among JOSTENS IH CORP., a Delaware corporation (the “Borrower”), the Canadian Borrower, JOSTENS SECONDARY HOLDINGS CORP. a Delaware Corporation, the Lenders referred to therein, CREDIT SUISSE FIRST BOSTON (the “Administrative Agent”) and the Canadian Administrative Agent and (b) the Canadian Guarantee dated as of October 4, 2004 (as amended, supplemented or otherwise modified from time to time, the “Canadian Guarantee”), among the Borrower, the Guarantors and the Canadian Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Canadian Security Agreement.

C.  The Grantors have entered into the Canadian Security Agreement in order to induce the Administrative Agent, the Canadian Administrative Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Canadian Lenders and the Canadian Letter of Credit Issuer to make their respective Extensions of Credit to the Canadian Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Canadian Borrower.

D.  Section 9.11 of the Credit Agreement and Section 8.13 of the Canadian Security Agreement provide that each Subsidiary of the Canadian Borrower that is required to become a party to the Canadian Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Canadian Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Grantor” and, collectively, the “New Guarantors”) is executing this Supplement in accordance with the requirements of the Canadian Security Agreement to become a Grantor under the

Security Agreement in order to induce the Canadian Lenders and the Canadian Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Canadian Administrative Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with subsection 8.13 of the Canadian Security Agreement, each New Grantor by its signature below becomes a Grantor under the Canadian Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Canadian Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Canadian Security Agreement shall be deemed to include each New Grantor.  The Canadian Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Canadian Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Canadian Administrative Agent and the Canadian Borrower.  This Supplement shall become effective as to each New Grantor when the Canadian Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Canadian Administrative Agent.

SECTION 4.  Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, and (iv) the identity or type of organization or corporate structure of such New Grantor, and (c) as of the date hereof (i) Schedule II hereto sets

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forth all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the Canadian Intellectual Property Office, all of each New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth, in proper form for filing with the Canadian Intellectual Property Office all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the Canadian Intellectual Property Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth, in proper form for filing with the Canadian Intellectual Property Office, all of each New Grantor’s Trademark Licenses, (vi) Schedule VII hereto sets forth, in proper form for filing with the Canadian Intellectual Property Office, all of each New Grantor’s Trademarks (and all applications therefor), (vii) Schedule VIII hereto sets forth, in proper form for filing with the Canadian Intellectual Property Office all of each New Grantor’s Industrial Designs (and all applications therefore), and (viii) Schedule IX hereto sets forth all of each New Grantor’s Industrial Design Licenses.

SECTION 5.  Except as expressly supplemented hereby, the Canadian Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE OF ONTARIO.

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Canadian Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to each New Grantor shall be given to it in care of the Canadian Borrower at the Canadian Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 9.  Each New Grantor agrees to reimburse the Canadian Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Canadian Administrative Agent.

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IN WITNESS WHEREOF, each New Grantor and the Canadian Administrative Agent have duly executed this Supplement to the Canadian Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By
Name:
Title:

Legal Name	Jurisdiction of Incorporation or Organization	Location of Chief Executive Office and Principal Place of Business	Type of Organization or Corporate Structure

CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, AS CANADIAN ADMINISTRATIVE AGENT

By
Name:
Title:

By
Name:
Title:

4

SCHEDULE I

TO THE SUPPLEMENT NO.        TO THE

CANADIAN SECURITY AGREEMENT

COLLATERAL

SCHEDULE II

TO SUPPLEMENT NO.     TO THE

CANADIAN SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE III

TO SUPPLEMENT NO.     TO THE

CANADIAN SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV

TO SUPPLEMENT NO.      TO THE

CANADIAN SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE V

TO SUPPLEMENT NO.    TO THE

CANADIAN SECURITY AGREEMENT

PATENTS

SCHEDULE VI

TO SUPPLEMENT NO.     TO THE

CANADIAN SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VII

TO SUPPLEMENT NO.     TO THE

CANADIAN SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

SCHEDULE VIII

TO THE SUPPLEMENT NO.      TO THE

CANADIAN SECURITY AGREEMENT

INDUSTRIAL DESIGNS

SCHEDULE IX

TO THE SUPPLEMENT NO.      TO THE

CANADIAN SECURITY AGREEMENT

INDUSTRIAL DESIGN LICENSES